EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
SUB-ITEM 77D: Policies with respect to security investments Effective on or about December 12, 2001, International
Focus Portfolio (formerly International Equity Portfolio), a series of the fund, implemented a strategy of investing in equity securities of approximately 40-60 companies. The portfolio's 15 largest holdings may account for 40% or more of the portfolio's assets.
Effective on or about December 12, 2001, Large Cap
Value Portfolio (formerly Value Portfolio), a series of the fund, implemented a policy of investing at least 65% of its assets in equity securities of U.S. companies with large market capitalizations, which is defined as companies with market capitalizations equal to or greater than the smallest company in the Russell 1000 Index.




EXHIBIT B:
10-F3 Transactions
For the Period of November 1, 2001 through April 30, 2002

CREDIT SUISSE INSTITUTIONAL FUND

Fund:  WP Post Venture Capital
Offering: Biovail Corp
Date: 11/14/01
Broker: UBS Warburg Dillon-PW
Price: 47
Par/Shares: 200
% of Offering: 0.0016
% of Assets: 0.89476
Syndicate Member: CS First Boston


Fund:  WP Post Venture Capital
Offering: Education Management Corp
Date: 11/28/01
Broker: JP Morgan Sec-Chase
Price: 32.5
Par/Shares: 100
% of Offering: 0.00222
% of Assets: 0.30459
Syndicate Member: CS First Boston


Fund: Small Cap Growth
Offering: Education Management Corp
Date: 11/28/01
Broker: JP Morgan Sec- Chase
Price: 32.50
Par/Shares: 11800
% of Offering: 0.26222
% of Assets: 0.30249
Syndicate Member: CS First Boston


Fund: Small Cap Growth
Offering: Fisher Scientific Intl
Date: 2/12/02
Broker: Goldman Sachs
Price: 27
Par/Shares: 35000
% of Offering: 0.48951
% of Assets: 0.87204
Syndicate Member: CS First Boston



EXHIBIT C:

                      ARTICLES OF AMENDMENT
                               OF
                    ARTICLES OF INCORPORATION
                               OF
               CREDIT SUISSE INSTITUTIONAL FUND, INC.

HAL LIEBES and GREGORY N. BRESSLER, being Vice President and Secretary and Assistant Secretary, respectively, of CREDIT SUISSE INSTITUTIONAL FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:
FIRST: That the Board of Directors of the Corporation adopted the following resolutions at a meeting duly held on October 2, 2001, for amendments of the Articles of Incorporation of the
Corporation:
RESOLVED, that the name of a Series of stock of the Maryland Corporation be, and hereby is, changed from "International Equity Portfolio" to "International Focus Portfolio" and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change; and further
RESOLVED, that the name of a Series of stock of the Maryland Corporation be, and hereby is, changed from "Small Company Growth Portfolio" to "Small Cap Growth Portfolio" and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change; and further
RESOLVED, that the name of a Series of stock of the Maryland Corporation be, and hereby is, changed from "Value Portfolio" to "Large Cap Value Portfolio" and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.
SECOND: That pursuant to the above resolutions of the Board of Directors of the Corporation, effective as of December 12, 2001, the names of a Series of Stock listed below be, and hereby are, changed as follows:
Current Name:
Proposed Name:
INTERNATIONAL EQUITY PORTFOLIO
INTERNATIONAL FOCUS PORTFOLIO
SMALL COMPANY GROWTH PORTFOLIO
SMALL CAP GROWTH PORTFOLIO
VALUE PORTFOLIO
LARGE CAP VALUE PORTFOLIO

THIRD:  That these amendments are limited to changes
expressly permitted by   2-605 of the Maryland General Corporation
Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.
IN WITNESS WHEREOF, the undersigned have executed these
Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.
DATE: October 17th  2001
/s/Hal Liebes

Hal Liebes
Vice President and Secretary
ATTEST:
 /s/Gregory N. Bressler
Gregory N. Bressler
Assistant Secretary